Exhibit 10.33

EXECUTION VERSION

AMENDMENT NO. 1 TO

MASTER LOAN PURCHASE AND SERVICING AGREEMENT (EBO PROGRAM)

This AMENDMENT NO. 1 TO MASTER LOAN PURCHASE AND SERVICING AGREEMENT (EBO PROGRAM) (this “Amendment”) is made and entered into as of October 8, 2020, by and between Texas Capital Bank, National Association (“Purchaser”) and Guild Mortgage Company (“Seller”). This Amendment amends that certain Master Loan Purchase and Servicing Agreement (EBO Program), by and between Purchaser and Seller, dated as of December 21, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”). Any capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Agreement.

RECITALS

WHEREAS, Purchaser and Seller have previously entered into the Agreement, pursuant to which Purchaser may, from time to time, purchase certain mortgage loans from Seller and Seller agrees to sell certain mortgage loans to Purchaser.

WHEREAS, on September 22, 2020, Guild Mortgage Company, LLC, a Delaware limited liability company changed its name to Guild Investors, LLC (“GILLC”).

WHEREAS, Guild Holdings Company, a Delaware corporation (“GHC”) and Seller intend to carry out certain internal restructuring and other transactions, including (i) the contribution (the “Contribution”) by GILLC of 100% of the issued and outstanding equity interests of Seller to GHC, (ii) substantially simultaneously with the Contribution, the conversion (the “Conversion”) of Seller from a California corporation to Guild Mortgage Company, LLC, a California limited liability company, (iii) the dissolution of GILLC, and (iv) the sale of shares of common stock of GHC to public investors.

WHEREAS, Purchaser and Seller are prepared to amend the Agreement, subject and conditional upon to the consummation of the Conversion, on the terms, and subject to the conditions and in reliance on the representation set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE 1

AMENDMENTS TO AGREEMENT.

Section 1.1 Effective upon the consummation of the Contribution, Section 1.1 of the Agreement is hereby amended by adding the following definitions in appropriate alphabetical order:

““Company” means Guild Holdings Company, a Delaware corporation, or its successor.”

““IPO Transactions” means, collectively, (i) the contribution (the “Contribution”) by Guild Investors, LLC, a Delaware limited liability company, of 100% of the issued and outstanding equity interests of Seller to the Company, (ii) the conversion (the “Conversion”) of Seller from a California corporation to Guild Mortgage Company, LLC, a California limited liability company, (iii) the dissolution of Guild Investors, LLC, a Delaware limited liability company, and (iv) the sale of common stock of the Company to public investors.”

Section 1.2 Effective upon the consummation of the Conversion, all references in the Agreement to “Guild Mortgage Company” shall be replaced with “Guild Mortgage Company, LLC, a California limited liability company”.

ARTICLE 2

Miscellaneous.

Section 2.1 Consent to IPO Transactions. Purchaser hereby consents to the IPO Transactions and hereby agrees that, notwithstanding anything to the contrary in the Agreement, the consummation of the IPO Transactions and any transaction related thereto shall not constitute a Default or an Event of Default under the Agreement.

Section 2.2 Governing Law. This Amendment and all of the terms and conditions hereof and the rights of the parties hereto shall be governed by and interpreted in accordance with the Laws of the State of Texas.

Section 2.3 Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

Section 2.4 Counterparts. For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Amendment shall be valid, binding and enforceable against a party only when executed by an authorized individual on behalf of the party by means of (i) a DocuSign® electronic signature, (ii) an original, manual signature, or (iii) a faxed, electronic image scan transmission (e.g., “pdf” or “tif” via electronic mail) or photocopied manual signature. Each DocuSign®, faxed, electronic image scan transmission (e.g., “pdf” or “tif” via electronic mail) or photocopied manual signature shall for all purposes have the same validity, legal effect and admissibility in evidence as an original manual signature.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION

By:	/s/ Craig Ahles
Name:	Craig Ahles
Title:	Vice President

GUILD MORTGAGE COMPANY

By:	/s/ Amber Elwell
Name:	Amber Elwell
Title:	CFO

GUILD HOLDINGS COMPANY

By:	/s/ Amber Elwell
Name:	Amber Elwell
Title:	CFO

[Signature Page to Amendment No. I]